Joint Filing Agreement
                            Pursuant to Rule 13d-1(f)


     The undersigned hereby agree, pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, that the annexed Statement on
Schedule 13D and all amendments thereto shall be filed on behalf of each of them.

                               MERIT PARTNERS, LLC


                               By:  MERIT OPERATING, LLC


                               By:  NORTHSTAR OPERATING, LLC


                               By:  /s/ W. Edward Scheetz
                                    -------------------------------
                                    Name:  W. Edward Scheetz
                                    Title:  Authorized Signatory







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                                      -2-


                                 /s/ Sean C. Warren
                                 --------------------------------------
                                 GEORGE SOROS
                                 By:  Sean C. Warren,
                                          Attorney-in-fact


                                 SOROS FAMILY PARTNERS, L.P.


                                 By: /s/ Gary Gladstein
                                     ---------------------------------
                                     Name:   Gary Gladstein
                                     Title:  General Partner